Exhibit 5.1

Our File Number: 41163.00007

Writer’s Direct Dial Number: (954) 713-6434

Writer’s Direct Fax Number: (954) 888-2033

Writer’s E-Mail Address: dscileppi@gunster.com

September 17, 2018

Sensus Healthcare, Inc.

851 Broken Sound Parkway, NW #215

Boca Raton, FL 33487

Re:	Sensus Healthcare, Inc. – Issuance and Sale of up to 2,536,764 Shares of Common Stock

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Sensus Healthcare, Inc., a corporation organized under the laws of the State of Delaware (the “Registrant”), of up to 2,536,764 shares of the Registrant’s common stock, par value $0.01, including up to 330,882 shares of common stock for which the underwriters have been granted an overallotment option (the “Shares”), pursuant to a Registration Statement on Form S-3 filed on November 6, 2017 (Registration Statement No. 333-221371) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus dated December 7, 2017 (the “Base Prospectus”), and the prospectus supplement dated September 13, 2018 relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulation of the Act (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”). All of the Shares are to be sold as described in the Registration Statement and Prospectus.

We do not herein express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”) and the Federal Laws of the United States, in each case as in effect on the date hereof, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. We expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such laws come to our attention after the delivery hereof.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Registrant, as amended through the date hereof; (ii) the Bylaws of the Registrant, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Registrant relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement; (v) the Prospectus; (vi) the Prospectus Supplement; and (vii) the Underwriting Agreement between the Registrant and the representative for the several underwriters named therein. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other records, documents, instruments and certificates of public officials and of the Registrant, and we have made such inquiries of officers of the Registrant and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Registrant and have not sought to independently verify such matters.

Sensus Healthcare, Inc.

September 17, 2018

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be legally issued, fully paid and nonassessable.

Nothing contained in this opinion letter shall be deemed to be an opinion other than the opinion set forth in the immediately preceding paragraph.

Except as provided in the next paragraph, this opinion letter may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Respectfully submitted,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.

GUNSTER, YOAKLEY & STEWART, P.A.